Titanium Asset Management and TAMCO Holdings, LLC Announce Satisfaction of

Financing Condition

Milwaukee, WI – October 11, 2013 - Titanium Asset Management Corp. (AIM – TAM) (the “Company”) and TAMCO Holdings, LLC (“Parent”) announce the satisfaction of the financing condition on October 10, 2013 in the previously announced tender offer (the “Offer”) by TAMCO Acquisition, LLC, a wholly owned subsidiary of Parent (“Purchaser”), for all of the outstanding shares of common stock of the Company at a price of $1.08 per share, net to the seller in cash without interest.

The Offer will expire on 5:00 p.m., New York City time, on October 18, 2013, unless further extended. Purchaser previously extended the Offer in order to comply with Securities and Exchange Commission (the “SEC”) guidelines that require a tender offer to expire no less than five business days after the satisfaction or waiver of a financing condition and certain other material conditions. Stockholders who have not previously tendered their shares of Company common stock in the Offer may do so until the new expiration time.

The Offer is being made pursuant to the merger agreement that the Company, Parent and Purchaser entered into and announced on September 6, 2013.

The depository for the Offer has advised that as of midnight, New York City time, on October 9, 2013, 4,905,784 shares of common stock of the Company had been tendered and not withdrawn pursuant to the Offer, including 886,954 shares tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase. The 4,905,784 tendered shares, together with 10,585,400 shares of common stock of the Company beneficially owned by Parent, represent approximately 78.5% of all issued and outstanding shares of common stock of the Company.

Following the expiration and closing of the Offer, Purchaser expects to exercise its top up option under the merger agreement and complete a “short form” merger under Delaware law. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Parent.

Questions and requests for assistance regarding the Offer may be directed to Morrow & Co., LLC, the information agent for the tender offer, at its location and telephone numbers set forth below.

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Banks and Brokerage Firms call collect: (203) 658-9400

All others call toll free: (800) 607-0088

Email: tender.info@morrowco.com

For further information please contact:
Titanium Asset Management Corp.
Robert Brooks, Chairman	+1 312-335-8300

Titanium Asset Management Corp.
Brian Gevry, Chief Executive Officer	+1 216-771-3450

Cantor Fitzgerald Europe
David Foreman, Rishi Zaveri	+44 20 7894 7000

Forward-Looking Statements

This announcement contains forward-looking statements relating to the potential acquisition of Titanium Asset Management Corp. by TAMCO Holdings, LLC and its affiliate. The Company intends that these forward-looking statements be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of complying with these safe harbor provisions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s stockholders will tender their shares in the Offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially from current expectations include, but are not limited to, those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2012 and our quarterly and current reports on Forms 10-Q and 8-K. The forward-looking statements contained herein reflect the Company’s expectations as of the date of this announcement. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

IMPORTANT INFORMATION ABOUT THE OFFER

This announcement is not an offer to purchase or a solicitation of an offer to sell securities of Titanium Asset Management Corp. In connection with the Offer, Parent and Purchaser have mailed to the Company’s stockholders an Offer to Purchase and related materials, and the Company has mailed to its stockholders a Solicitation/Recommendation Statement. Parent and Purchaser have filed with the SEC a Tender Offer Statement on Schedule TO, including an Offer to Purchase and Letter of Transmittal, and the Company has filed with the SEC its Solicitation/Recommendation Statement on Schedule 14D-9. The Offer is being made solely pursuant to the Offer to Purchase, Letter of Transmittal and related materials. Company stockholders are urged to read these materials carefully, since they contain important information, including the terms and conditions of the Offer. Company stockholders may obtain a free copy of these materials and other documents relating to the Offer and the Merger filed by Parent and Purchaser or the Company with the SEC at the website maintained by the SEC at www.sec.gov or on the Company’s website at www.ti-am.com. These materials may also be obtained for free by contacting Morrow & Co., LLC, the Information Agent for the Offer, at (800) 607-0088 (toll free) or as set forth above in this announcement.

2